Exhibit 99.1
Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200
For Immediate Release
Executive Contact:
Robert C. Atkinson
Vice President
Investor Relations
Chico’s FAS, Inc.
(239) 274-4199
Chico’s FAS, Inc. Reports 3.6% Increase in Second Quarter Sales
Comparable Store Sales Increase 1.3% vs. 15.9% Decrease Last Year
FORT MYERS, Fla., August 6, 2009 — Chico’s FAS, Inc. (NYSE: CHS) today reported net sales for the thirteen-week period ended August 1, 2009 reached $419.9 million, compared to $405.2 million reported for the thirteen-week period ended August 2, 2008.
Comparable store sales for the 2009 second quarter increased 1.3% versus the 15.9% decrease for the 2008 period. Direct-to-consumer sales, which are not included in comparable store sales, increased 46% over second quarter 2008.
Based on preliminary operating results, the Company expects to report earnings per share for the second quarter in the range of $0.09 to $0.10, exclusive of any non-cash or special items, compared to the $0.04 reported for the like period last year.
A summary of comparable store sales and store count follows:
Second Quarter Comparable Store Sales Increase/(Decrease)

	Second	Second
	Quarter	Quarter
	2009	2008
Chico’s/Soma Intimates	0.4%	(17.1)%
White House | Black Market	3.7%	(12.3)%
Chico’s FAS Consolidated	1.3%	(15.9)%

Company Stores

	Beginning			Ending	Ending Stores
	Stores			Stores	By Type
	5/3/2009	Opened	Closed	8/1/2009	Frontline	Outlet
Chico’s	655	3	(6)	652	612	40
White House|Black Market	344	2	(3)	343	327	16
Soma Intimates	70	4	—	74	73	1

Total Chico’s FAS	1,069	9	(9)	1,069	1,012	57
Chico’s FAS, Inc. will report the complete operating results for the quarter ended August 1, 2009 on Tuesday, August 25, 2009, before the opening of trading on the New York Stock Exchange that day. Beginning with the third quarter of 2009, the Company will report sales and earnings together on a revised schedule, with the third quarter release on Wednesday, November 18, 2009.
More detailed information on second quarter 2009 sales is provided on the Company’s prerecorded recap by calling (877) 424-4267, or by logging onto www.chicosfas.com, on the Event Calendar page.
ABOUT CHICO’S FAS, INC.
The Company is a women’s specialty retailer of private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 1,070 specialty stores, including stores in 48 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico.
The Chico’s brand currently operates 612 boutique and 40 outlet stores, publishes a catalog during key shopping periods throughout the year, and conducts e-commerce at www.chicos.com.
White House | Black Market currently operates 328 boutique and 16 outlet stores, publishes a catalog highlighting its latest fashions and conducts e-commerce at www.whitehouseblackmarket.com.
Soma Intimates is the Company’s developing concept with 73 boutique stores and 1 outlet store today. Soma also publishes a popular catalog for its customers and conducts e-commerce at www.soma.com.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on

Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
For more detailed information on Chico’s FAS, Inc., please go to our corporate website, www.chicosfas.com.